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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                      INTEGRATED DEFENSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 13-4027646
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  110 WYNN DRIVE, HUNTSVILLE, ALABAMA                     35807
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

   COMMON STOCK                                   THE NEW YORK STOCK EXCHANGE


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-75476 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                (Title of class)



ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereunder is Common Stock, $0.01 par value per share, of Integrated Defense Technologies, Inc. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-75476), as originally filed and subsequently amended, which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission on December 19, 2001, is incorporated herein by reference.


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ITEM 2. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:
NO.

3.1* Amended and Restated Certificate of Incorporation of the Registrant, as amended

3.2*   Amended and Restated Bylaws of the Registrant, as amended

3.3* Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant

3.4 Form of Rights Agreement between the Registrant and The Bank of New York (filed with this Registration Statement)

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* Incorporated by reference to Exhibits of the same number to our Registration
Statement on Form S-1 (File No. 333-75476)


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


INTEGRATED DEFENSE TECHNOLOGIES, INC.


Date: February 8, 2002


By:  /s/ Thomas J. Keenan
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     Thomas J. Keenan,
     President and Chief Executive Officer,
     Integrated Defense Technologies, Inc.